May 2, 2008

VIA EMAIL

Truk International Fund, LLC
One East 52nd Street, Sixth Floor
New York, NY 10022

Re: Reduction in Exercise Price of Warrants

Gentlemen:

This is to advise you that the Board of Directors of Solomon Technologies, Inc. (the "Company") has approved a reduction in the exercise price of the Common Stock Purchase Warrants ("Warrants") that you acquired when you invested in our Variable Rate Self-Liquidating Senior Secured Debentures dated January 17, 2007 and/or August 30, 2007 (the "Debentures") pursuant to those certain Securities Purchase Agreements (the "Purchase Agreements"). The reduced exercise price is $0.001 per share of Common Stock ("Warrant Shares") until the close of business on May 16, 2008, when it will once again be $0.35 per share, subject to adjustment therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Debentures or Securities Purchase Agreements, as the case may be.

This offer to reduce the exercise price of the Warrants is conditional upon your cashless exercise of all, but not less than all, of your Warrants no later than May 16, 2008 accompanied by the attached Notice of Cashless Exercise ("Notice"). All Warrants issued to you must be exercised via cashless exercise by you if you accept this offer.

This offer to reduce the exercise price of the Warrants is only effective upon the receipt by the Company of the acceptance of terms, as set forth in the Notice, by all other holders of warrants issued to the holders of the Debentures ("All Warrants").

You also agree that, upon the effectiveness of this offer and similar agreement by all holders of Debentures, the definition of "Exempt Issuances" under the Purchase Agreements shall be deemed to include the reduction to the exercise price of All Warrants as offered hereunder and accordingly the conversion price of the Debentures shall not be reduced on account of this offer. Additionally, thereafter, Section 5(b) of the Debentures shall no longer be of any force or effect as to any future financings.

To induce you to accept this offer, and in addition to the freely tradeable shares you will receive for exercising the warrant, the Company will also issue to you one and one half (1.5) restricted share of Common Stock ("Inducement Share") for each Warrant Share held by you promptly upon its receipt of your Notice, and Notices from all other holders of All Warrants. The Company shall notify you no later than 5 pm on May 20 whether this offer is effective and shall deliver the shares of Common Stock, as set forth in the Notice, on or before May 23, 2008.

Kindly indicate your acceptance of this offer by completing and returning to me the attached Notice via email or facsimile transmission (860-828-3320).

Very truly yours,
SOLOMON TECHNOLOGIES, INC.

Gary M. Laskowski,
Chairman, Board of Directors

Enclosure: Notice

14 Commerce Drive -- Danbury, CT 06810
Office: (203) 797-9586 Fax: (203) 797-9285

NOTICE OF CASHLESS EXERCISE

TO: SOLOMON TECHNOLOGIES, INC.

(1) The undersigned hereby elects to receive 120,625 Warrant Shares of the Company pursuant a cashless exercise of the Common Stock Purchase Warrant (except as modified by the Company's offer letter dated May 2, 2008 to reduce the exercise price of the Warrant and this Notice of Exercise).

(2) The undersigned also agrees that, upon the effectiveness of this offer and similar agreement by all holders of Debentures, the definition of "Exempt Issuances" under the Purchase Agreements shall be deemed to include the reduction to the exercise price of All Warrants as offered hereunder and accordingly the conversion price of the Debentures shall not be reduced on account of this offer. Additionally, Section 5(b) of the Debentures shall no longer be of any force or effect as to any subsequent financings by the Company.

(3) The undersigned understands and agrees that one-one hundredth (1/100) of the Warrant Shares are cancelled in full payment of the purchase price for the Warrant Shares and that the total Warrant Shares that will be issued hereby are 119,419.

(4) The undersigned understands that the Inducement Shares are restricted and will be mailed to its address of record with the Company.

The Warrant Shares shall be delivered to the following DWAC Account Number:

DTC # 0418
Institution ID # 94129
Agent ID # 94129
JP Morgan Chase Bank, ABA # 021 000 021
FBO: CitiGroup Global Markets, Inc.
Prime Brokerage Account # 066-645-646
For Credit to : Acct. 522-43212

SIGNATURE OF HOLDER

TRUK INTERNATIONAL FUND, LLC

(Signature of Authorized Signatory of Investing Entity):

STEPHEN SAUTZSTEIN
Name of Authorized Signatory:

PRINCIPAL
Title of Authorized Signatory:

Date: May 13, 2008